UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

February 8, 2006

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 8, 2006, the independent members of the Board of Directors of Extreme Networks, Inc. (the “Company” or “Extreme”), upon the recommendation of the Compensation Committee, approved the terms of an Executive Change in Control Severance Plan (the “Severance Plan”). The Severance Plan provides for certain benefits for the Company’s executive officers and for certain vice presidents of the Company upon a change in control of Extreme.

Consistent with the Company’s existing policy and stock option terms, the terms of the Severance Plan provide that if, in the event of a change in control (as that term is defined in the Severance Plan) of Extreme, the participant in the Severance Plan is not terminated and the acquirer assumes such participant’s outstanding options and stock appreciation rights (“SARs”), the vesting of fifty percent (50%) of the participant’s then unvested options and SARs shall be accelerated as of the date of the change in control and the remainder of such participant’s unvested options and SARs shall vest in equal monthly installments over a period equal to one half of the remainder of the participant’s original vesting schedule. The Severance Plan also provides that if, in the event of a change in control of Extreme, the company acquiring Extreme does not assume or substitute equivalent replacements for the outstanding options and SARs of the participants in the Severance Plan, then the vesting and exercisability of their options and SARs shall be accelerated in full. The vesting of all other awards, including restricted stock and restricted stock units would accelerate in full upon a change in control.

The Severance Plan provides for additional compensation, health care and other benefits if a participant in the Severance Plan is terminated without cause (as that term is defined in the Severance Plan) or resigns as a result of certain adverse circumstances described in the Severance Plan within 12 months after a change in control. Upon such termination, the vesting of options and SARs held by the participant would accelerate in full. In addition, the participant would be entitled to a lump sum payment in an amount equal to the aggregate amount of his monthly salary and prorated annual bonus for a period of 12 months in the cases of the chief executive officer and the other executive officers and six months in the case of eligible vice presidents designated by the Compensation Committee, with the applicable annual bonus amount to be based upon the aggregate of all annual incentive bonuses that would have been earned by the participant for the fiscal year of termination of employment, determined as if 100% of all applicable performance goals were achieved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2006

EXTREME NETWORKS, INC.

By:	/s/ William R. Slakey
William R. Slakey
Chief Financial Officer

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